Exhibit 5.1

May 10, 2019

Jerash Holdings (US), Inc.

260 East Main Street, Suite 2706

Rochester, New York 14604

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Jerash Holdings (US), Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) registering (a) the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $40,000,000 in the aggregate of any combination of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) warrants to purchase shares of Common Stock (“Warrants”); and/or (iii) units comprised of one or more of the securities described above in any combination (the “Units” and together with the Common Stock and Warrants, the “Shelf Securities”); (b) the exercise of warrants (the “Existing Warrants”) to purchase up to an aggregate of 131,200 shares of Common Stock (the “Warrant Shares”), consisting of (i) 74,000 shares issuable upon the exercise of warrants issued in connection with the Company’s private placement which initially closed on May 15, 2017, with subsequent closings on August 18, 2017 and September 27, 2017, originally registered on Form S-1 (File No. 333-218991), and (ii) 57,200 shares issuable upon the exercise of warrants issued to the underwriter of the Company’s initial public offering which closed on May 2, 2018, originally registered on Form S-1 (File No. 333-222596); and (c) the resale by selling stockholders of up to 2,685,896 shares of Common Stock (the “Secondary Shares”), consisting of (i) up to 1,445,896 shares of Common Stock sold in the Company’s private placement and originally registered on Form S-1 (File No. 333-218991) and (ii) up to 1,240,000 shares of Common Stock to be registered on the Registration Statement. The Shelf Securities, the Warrant Shares and the Secondary Shares are collectively referred to herein as the “Securities.”

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Jerash Holdings (US), Inc.

May 10, 2019

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance or resale, as applicable, of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement of any exercisable, exchangeable or convertible security (including without limitation any Unit) then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s certificate of incorporation as then in effect.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of the Shelf Securities:

•	with respect to any of the Shelf Securities, (a) the authorization by the Company of the amount, terms and issuance of such Shelf Securities (the “Authorization”) and (b) the issuance of such Shelf Securities in accordance with the Authorization therefor upon receipt by the Company of the consideration (which, in the case of shares of Common Stock is not less than the par value of such shares) to be paid therefor in accordance with the Authorization and (c) any definitive purchase, underwriting or similar agreement with respect to any Shelf Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and, if applicable, (d) certificates representing such Shelf Securities have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement or (ii) upon conversion or exercise of any other Shelf Security, in accordance with the terms of such Shelf Security or the instrument governing such Shelf Security providing for such conversion or exercise; and

•	with respect to Warrants or Units (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Shelf Securities are to be issued and (b) the establishment of the terms of such Shelf Securities, and the execution and delivery of such Shelf Securities, in conformity with any applicable agreement under which such Shelf Securities are to be issued and applicable law and (c) any Shelf Securities issuable upon conversion, exchange, redemption or exercise of such Warrants or Units being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

Jerash Holdings (US), Inc.

May 10, 2019

In addition, we have assumed that at the time of the issuance and sale of the Warrant Shares, (a) there will not have occurred, prior to the date of the issuance of the Warrant Shares: (i) any change in law affecting the validity or enforceability of the Existing Warrants, or (ii) any amendments to the Existing Warrants; (b) the Company is validly existing and in good standing under the law of the State of Delaware; (c) the Company has not amended its certificate of incorporation or bylaws; and (d) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Warrant Shares.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable;

2.	upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company;

3.	upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company;

4.	the Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Existing Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Existing Warrants, will be validly issued, fully paid and non-assessable; and

5.	the Secondary Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporation Law as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

Jerash Holdings (US), Inc.

May 10, 2019

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP